UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 18, 2008

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) amended and restated the Company’s Trust Agreement. The Amended and Restated Trust Agreement revises, clarifies and updates the advance notice requirements for shareholders to nominate candidates for election to the Board of Trustees, and to bring other business before a meeting of the shareholders. The revisions include the modification of notice periods and a requirement that shareholders who are nominating candidates or proposing other business must disclose certain information, including ownership interests and voting power in the Company and agreements with nominees or other persons.

The following description of the key provisions of the amendments does not cover all of the changes and is qualified in its entirety by reference to the full text of the Amended and Restated Trust Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Amended and Restated Trust Agreement now includes provisions stating that:

1.	The procedures set forth in the Amended and Restated Trust Agreement are the exclusive means for a shareholder to nominate a candidate for election as a trustee or, except as noted below, to submit other business before a shareholders meeting.

2.	The advance notice requirements for shareholders to nominate a candidate for trustee at an annual or special shareholders meeting are separate from the advance notice requirements for shareholders to propose other business to be brought before an annual or special meeting.

3.	Shareholder notice of a nomination of a trustee candidate for election at an annual meeting must generally be delivered not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s meeting, and for an election at an annual meeting that is not within 30 days of such anniversary date or for a special meeting, not later than 10 days following the date on which notice of the meeting is mailed or disclosed publicly, whichever comes first. The existing requirement that shareholders making nominations of trustee candidates hold at least two percent (2%) of the outstanding shares remains in effect and now applies to shareholders who wish to submit other business before a shareholder meeting.

4.

Shareholders making nominations of trustee candidates or proposing business before a meeting must provide, among other things, (a) information regarding share ownership and any hedging or other transaction to hedge the economic risk or to increase or decrease the voting power of such shareholder, (b) a description of all agreements or understandings between any such shareholder and each nominee and any other person, including all information that would be required to be disclosed under federal securities regulations, and (c) such other information regarding each nominee as would be required to be included in a proxy statement had the nominee been nominated by the Board of Trustees.

5.	Shareholders must advise the Company promptly of any changes in the information set forth in the notice.

6.	The advance notice requirements set forth in the Amended and Restated Trust Agreement are distinct from the procedures that shareholders must follow to request inclusion of proposals in the Company’s proxy statement under federal proxy rules.

The Amended and Restated Trust Agreement became effective on December 22, 2008 upon filing with the Secretary of State of the Commonwealth of Pennsylvania. A copy of the Amended and Restated Trust Agreement is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1 Amended and Restated Trust Agreement of Pennsylvania Real Estate Investment Trust dated December 18, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 23, 2008	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel